EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Emerging Vision, Inc.

We consent to the incorporation of our report dated April  8 , 2009 on our audit of the consolidated financial statements of Emerging Vision, Inc. for the year ended December 31, 2008 included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 File Number 333-33355.

/s/ Rosen Seymour Shapss Martin & Company, LLP
Rosen Seymour Shapss Martin & Company, LLP

New York, New York
April 8, 2009